UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2025

Movano Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Koll Center Parkway, Pleasanton, CA	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 651-3172

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2025, the Board of Directors (the “Board”) of Movano Inc. (the “Company”) appointed Shaheen Wirk as a Class III director. Mr. Wirk will hold office until the Company’s Annual Meeting of Stockholders to be held in 2027 and until his successor is elected and qualified or until his earlier resignation, retirement, disqualification or removal. Mr. Wirk has also been appointed to serve on the Audit Committee of the Board.

There were no arrangements or understanding between Mr. Wirk and any other person pursuant to which he was appointed as a director of the Company. Mr. Wirk does not have a direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Wirk was granted options to purchase 13,300 shares of the Company’s common stock pursuant to the Company’s 2019 Omnibus Incentive Plan. Mr. Wirk will receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy, including an annual option award to purchase 10,000 shares of the Company’s common stock. The Company and Mr. Wirk will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333- 252671) filed with the Securities and Exchange Commission on February 2, 2021 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movano Inc.

Date: January 2, 2025	By:	/s/ Jeremy Cogan
	Name:	Jeremy Cogan
	Title:	Chief Financial Officer

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